EXHIBIT 32.1


                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
    REQUIRED BY RULE 13A-14(B) OR RULE 15D-14(B) AND 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


           I, Stephen L. Brown, as Chief Executive Officer of Franklin Capital Corporation (the "Company") certify, pursuant to 18 U.S.C. ss. 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

           (1) the accompanying Quarterly Report on Form 10-Q report for the period ending June 30, 2004 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  August 13, 2004                   /s/ Stephen L. Brown
                                          -------------------------------------
                                          Stephen L. Brown
                                          Chairman and Chief Executive Officer



This certification shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will no be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates in by reference therein.